UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
May 15, 2006
Date of Report (Date of earliest event reported)
INTERCHANGE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50989 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On May 15, 2006, Interchange Corporation (the “Registrant”) entered into a Share Purchase Termination Agreement (the “Termination Agreement”) with Interchange Europe Holding Corporation, a wholly owned subsidiary of the Registrant (the “Sub”), and the five former shareholders of Inspire Infrastructure 2i AB (the “Sellers”) to terminate all provisions of the Share Purchase Agreement dated February 2, 2005, except for Provision 10 — Non-Compete and Section 11.7 — Confidentiality. As a result of this termination, portions of the cash escrow will be delivered to the Registrant and to the Sellers, and the Sellers will not earn or receive the additional consideration of 447,067 shares of Interchange common stock.
Item 9.01 Financial Statements and Exhibits.

10.1	Share Purchase Termination Agreement dated May 15, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCHANGE CORPORATION
Date: May 18, 2006	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
10.1	Share Purchase Termination Agreement dated May 15, 2006.